Exhibit 99.1

International Study at MD Anderson Sister Institutions Supports Mino Lok™ Phase 2b Results: Poster Presented at ID Week

Results showed a 95% efficacy in salvaging infected catheters for Mino-Lok ™

CRANFORD, N.J., November 7, 2017/ -- Citius Pharmaceuticals, Inc. ("Citius") ("Company") (CTXR), a specialty pharmaceutical company focused on adjunctive cancer care and critical care drug products, today announced that international data on Mino Lok™ was recently presented at the ID Week Conference in San Diego, California.

The 44 patient study, was conducted in Brazil, Lebanon, and Japan and showed Mino Lok™ therapy was an effective intervention to salvage long term, infected central venous catheters (CVCs) in catheter related bloodstream infections in patients who had cancer with limited vascular access. The poster was recently presented at the IDSA (Infectious Disease Society of America) meeting showed 95% effectiveness for Mino-Lok therapy in achieving microbiological eradication of the CVCs as compared to 83% for the control.

Citius Chief Executive Officer, Mr. Myron Holubiak, commented, “it is extremely reassuring to note that Mino-Lok is as useful in clinics outside of the US as it is here in the number 1 rated cancer center. We are excited to advance this innovative product to a potentially greater than $1billion marketplace worldwide. We are beginning our phase 3 trials here in the U.S., and look forward to introducing Mino-Lok throughout the world.

About Citius Pharmaceuticals, Inc.

Citius is a specialty pharmaceutical company dedicated to the development and commercialization of critical care products with a focus on anti-infective, cancer care and unique prescription products using innovative, patented or proprietary formulations of previously approved active pharmaceutical ingredients.  We seek to achieve leading market positions by providing therapeutic products that address unmet medical needs.  By using previously approved drugs with substantial safety and efficacy data, we seek to reduce the risks associated with pharmaceutical product development and regulatory requirements. We focus on developing products that have intellectual property protection and competitive advantages to existing therapeutic approaches. www.citiuspharma.com

Mino-Lok™ is under investigation and not approved for commercial use.

About MD Anderson Cancer Center

The University of Texas MD Anderson Cancer Center in Houston ranks as one of the world's most respected centers focused on cancer patient care, research, education and prevention. The institution’s sole mission is to end cancer for patients and their families around the world. MD Anderson is one of only 45 comprehensive cancer centers designated by the National Cancer Institute (NCI). MD Anderson is ranked No.1 for cancer care in U.S. News & World Report’s “Best Hospital’s” survey. It has ranked as one of the nation’s top two hospitals since the survey began in 1990, and has ranked first for 11 of the past 14 years. MD Anderson receives a cancer center support grant from the NCI of the National Institutes of Health (P30 CA016672).

Safe Harbor

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius.  You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "should," and "may" and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

For additional information, please contact:

Andrew Scott
Vice President, Corporate Development
908 967 6677; ascott@citiuspharma.com